Exhibit 99.1

For Immediate Release

HOSPIRA REPORTS SECOND-QUARTER 2012 RESULTS

— Reaffirms sales, guides to low end of adjusted* earnings range for 2012 —

LAKE FOREST, Ill., Aug. 1, 2012 — Hospira, Inc. (NYSE: HSP), the world’s leading provider of injectable drugs and infusion technologies, today reported results for the second quarter ended June 30, 2012. Net sales for the quarter were $1.0 billion, and adjusted* diluted earnings per share were $0.51. (Adjusted* measures exclude certain specified items as described later in this press release and the attached schedules.)

“Hospira’s second-quarter results were in line with expectations,” said F. Michael Ball, chief executive officer. “The quarter’s performance reflected the impact of our quality-improvement initiatives, as well as a difficult comparison to strong second-quarter 2011 performance. During the quarter, we made progress with our remediation efforts and remain fully committed to reinforcing Hospira’s foundation, which will allow us to better serve our customers and the patients who rely on our products. We believe that the initiatives we are taking this year will position Hospira with an even stronger competitive advantage and create sustainable, long-term shareholder value.”

Second-Quarter 2012 Results

The following table highlights selected financial results for the second quarter of 2012 compared to the same period in 2011:

In $ millions, except per share	GAAP Three Months Ended June 30,		%	Adjusted* Three Months Ended June 30,		%
amounts	2012	2011	Change	2012	2011	Change
Net Sales	$1,033.3	$1,064.1	(2.9)%	n/a	n/a	n/a
Gross Profit (Net Sales less Cost of Products Sold)	$283.5	$413.4	(31.4)%	$370.8	$433.4	(14.4)%
(Loss) Income from Operations	$(2.2)	$190.5	(101.2)%	$117.3	$212.0	(44.7)%
Diluted (Loss) Earnings Per Share	$(0.02)	$0.85	(102.4)%	$0.51	$0.94	(45.7)%
Statistics (as a % of Net Sales)
Gross Profit (Net Sales less Cost of Products Sold)	27.4%	38.8%		35.9%	40.7%
(Loss) Income from Operations	(0.2)%	17.9%		11.4%	19.9%

Results under U.S. Generally Accepted Accounting Principles (GAAP) include items as detailed in the schedules attached to this press release.

Net sales were $1.0 billion in the second quarter of 2012, a decrease of 3 percent compared to the second quarter of 2011. Excluding the impact of foreign exchange, net sales were flat on a year-over-year basis. Higher volumes for certain Specialty Injectable Pharmaceutical compounds outside the U.S. and favorable Medication Management sales were offset by a difficult year-over-year comparison to strong second-quarter 2011 performance, driven primarily by strong U.S. sales of the oncolytic docetaxel and other newer compounds, as well as the adverse impact to supply in 2012 of the company’s quality-improvement and remediation initiatives.

Adjusted* income from operations decreased 45 percent to $117 million in the second quarter of 2012. The majority of the decline reflects the impact of costs associated with higher year-over-year manufacturing expense and inventory losses. Additionally, operating costs increased in the second quarter of 2012 due to expected higher research and development spending, as well as higher selling and promotional costs.

The effective tax rate on an adjusted basis* in the quarter was 19.0 percent compared to 23.0 percent in the second quarter of 2011. The decrease is primarily due to lower operating income in higher-tax-rate jurisdictions.

Cash Flow

Cash flow from operations for the first six months of 2012 was $216 million compared to $253 million in the same period of 2011. The decrease primarily reflects lower net income in 2012, partially offset by lower investments in working capital in 2012, including inventory.

Capital expenditures were $137 million for the first six months of 2012, compared to $139 million for the same period in 2011.

2012 Projections

Hospira continues to project 2012 net sales to range between negative 1 to positive 2 percent on a constant-currency basis, with foreign exchange expected to detract from results by a negative 1 to negative 2 percent.

The company continues to believe that full-year 2012 adjusted* diluted earnings per share will be within the original projected range, but now expects full-year 2012 adjusted* diluted earnings per share to be at the low end of the range, approximately $2.00.

The reconciliation between the projected 2012 adjusted* diluted earnings per share and GAAP diluted earnings per share follows:

Diluted earnings per share — adjusted*	$2.00 - $2.30

Estimated amortization of intangible assets related to certain acquisitions (mid-point of an estimated range of $0.28 to $0.32 per diluted share)	$(0.30)

Estimated charges for certain quality and product-related matters (mid-point of an estimated range of $0.70 to $0.80 per diluted share)	$(0.75)

Estimated charges related to capacity expansion (mid-point of an estimated range of $0.07 to $0.09 per diluted share)	$(0.08)

Estimated charges related to facilities optimization (mid-point of an estimated range of $0.08 to $0.10 per diluted share)	$(0.09)

Charges for other restructuring	$(0.11)

Charges related to impairment of certain assets	$(0.04)

Diluted earnings per share — GAAP	$0.63 - $0.93

The adjusting items are shown net of tax in aggregate of $117 million, which is calculated for the specified adjustments stated above, based on the statutory tax rates in the various tax jurisdictions in which the items are expected to occur.

The company is revising its guidance for cash flow from operations, which is now projected to range between $475 million and $525 million in 2012. The company continues to project that depreciation and amortization will range between $240 million and $260 million, and capital expenditures between $350 million and $400 million.

*Use of Non-GAAP Financial Measures
Adjusted measures used in this press release are reconciled to the most comparable measures calculated in accordance with GAAP in the schedules attached to this release. For more information regarding these non-GAAP financial measures, please see Hospira’s Current Report on Form 8-K furnished to the Securities and Exchange Commission on the date of this press release.

Webcast/Complementary Material
Hospira will hold a conference call for investors and media at 8 a.m. Central time on Wednesday, Aug. 1, 2012. A live webcast of the conference call will be available on Hospira’s website at www.hospirainvestor.com. Listeners should log on approximately 10 minutes in advance to ensure proper setup for receiving the webcast. In addition, complementary information will be available on the presentations page of the Investor Relations website at the beginning of the conference call. A replay will be available on the Hospira website for 30 days following the call.

About Hospira
Hospira, Inc. is the world’s leading provider of injectable drugs and infusion technologies. Through its broad, integrated portfolio, Hospira is uniquely positioned to Advance Wellness™ by improving patient and caregiver safety while reducing healthcare costs. The company is headquartered in Lake Forest, Ill., and has approximately 15,000 employees. Learn more at www.hospira.com.

Private Securities Litigation Reform Act of 1995 —
A Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including projections of certain measures of Hospira’s results of operations; projections of certain charges, expenses, and cash flow; and other statements regarding Hospira’s goals, plans and strategy. Hospira cautions that these forward-looking statements are subject to risks and uncertainties, including adequate and sustained progress on the company’s quality initiatives, that may cause actual results to differ materially from those indicated in the forward-looking statements. Economic, competitive, governmental, regulatory, legal, technological, manufacturing supply, quality and other factors that may affect Hospira’s operations and may cause actual results to be materially different from expectations include the risks, uncertainties and factors discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission, which are incorporated by reference. Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Contacts:

Media	Financial Community
Dan Rosenberg	Karen King
(224) 212-3366	(224) 212-2711

Media	Financial Community
Tareta Adams	Ruth Venning
(224) 212-2535	(224) 212-2774

###

Hospira, Inc.

Condensed Consolidated Statements of (Loss) Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Three Months Ended June 30,
	2012	2011	% Change
Net sales	$1,033.3	$1,064.1	(2.9)%

Cost of products sold	749.8	650.7	15.2%
Restructuring, impairment and (gain) on disposition of assets, net	32.2	1.5	nm
Research and development	83.6	65.8	27.1%
Selling, general and administrative	169.9	155.6	9.2%
Total operating costs and expenses	1,035.5	873.6	18.5%
(Loss) Income From Operations	(2.2)	190.5	(101.2)%

Interest expense	21.0	23.9	(12.1)%
Other expense (income), net	8.6	(2.0)	(530.0)%
(Loss) Income Before Income Taxes	(31.8)	168.6	(118.9)%

Income tax (benefit) expense	(22.3)	36.7	(160.8)%
Equity income from affiliates, net	(7.0)	(11.7)	(40.2)%
Net (Loss) Income	$(2.5)	$143.6	(101.7)%

(Loss) Earnings Per Common Share:
Basic	$(0.02)	$0.86	(102.3)%
Diluted	$(0.02)	$0.85	(102.4)%

Weighted Average Common Shares Outstanding:
Basic	165.1	166.1	(0.6)%
Diluted	165.1	169.0	(2.3)%

Adjusted Gross Profit (1)(2)	$370.8	$433.4	(14.4)%
Adjusted Income From Operations (1)	$117.3	$212.0	(44.7)%
Adjusted Net Income (1)	$84.9	$158.1	(46.3)%
Adjusted Diluted Earnings Per Share (1)	$0.51	$0.94	(45.7)%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Three Months Ended June 30,		Adjusted (1) Three Months Ended June 30,
	2012	2011	2012	2011
Gross Profit (2)	27.4%	38.8%	35.9%	40.7%
(Loss) Income From Operations	(0.2)%	17.9%	11.4%	19.9%
Net (Loss) Income	(0.2)%	13.5%	8.2%	14.9%
Income Tax Rate	70.1%	21.8%	19.0%	23.0%

(1) Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2) Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

nm - Percentage change is not meaningful.

Hospira, Inc.

Condensed Consolidated Statements of Income

(Unaudited)

(dollars and shares in millions, except for per share amounts)

	Six Months Ended June 30,
	2012	2011	% Change
Net sales	$1,999.2	$2,066.4	(3.3)%

Cost of products sold	1,415.7	1,253.9	12.9%
Restructuring, impairment and (gain) on disposition of assets, net	32.2	14.7	119.0%
Research and development	152.7	122.7	24.4%
Selling, general and administrative	354.1	320.8	10.4%
Total operating costs and expenses	1,954.7	1,712.1	14.2%
Income From Operations	44.5	354.3	(87.4)%

Interest expense	43.3	47.3	(8.5)%
Other expense (income), net	9.9	(4.2)	(335.7)%
(Loss) Income Before Income Taxes	(8.7)	311.2	(102.8)%

Income tax (benefit) expense	(26.4)	46.6	(156.7)%
Equity income from affiliates, net	(20.1)	(28.9)	(30.4)%
Net Income	$37.8	$293.5	(87.1)%

Earnings Per Common Share:
Basic	$0.23	$1.76	(86.9)%
Diluted	$0.23	$1.73	(86.7)%

Weighted Average Common Shares Outstanding:
Basic	164.9	166.5	(1.0)%
Diluted	165.9	169.6	(2.2)%

Adjusted Gross Profit (1)(2)	$728.3	$857.7	(15.1)%
Adjusted Income From Operations (1)	$221.5	$415.4	(46.7)%
Adjusted Net Income (1)	$163.3	$315.6	(48.3)%
Adjusted Diluted Earnings Per Share (1)	$0.98	$1.86	(47.3)%

Statistics (as a % of net sales, except for income tax rate):

	GAAP Six Months Ended June 30,		Adjusted (1) Six Months Ended June 30,
	2012	2011	2012	2011
Gross Profit (2)	29.2%	39.3%	36.4%	41.5%
Income From Operations	2.2%	17.1%	11.1%	20.1%
Net Income	1.9%	14.2%	8.2%	15.3%
Income Tax Rate	303.4%	15.0%	19.0%	23.0%

(1) Adjusted financial measures exclude certain specified items as described and reconciled to comparable GAAP financial measures in the Reconciliation of GAAP to Non-GAAP Financial Measures contained in this press release.

(2) Gross profit is defined as Net sales less Cost of products sold. Adjusted gross profit excludes certain specified items, as indicated in the previous footnote.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars in millions, except for per share amounts)

Three months ended June 30, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

		(Loss)
	Gross Profit (1)	Income From Operations	Net (Loss) Income (2)	Diluted EPS
GAAP financial measures	$283.5	$(2.2)	$(2.5)	$(0.02)
Specified items:
Facilities Optimization charges (A)	—	17.4	10.7	0.06
Amortization of certain intangible assets (B)	17.8	17.8	12.4	0.08
Certain quality and product related charges (C)	58.4	58.4	35.7	0.22
Capacity expansion related charges (D)	5.3	5.3	3.6	0.02
Other restructuring charges (E)	5.8	17.9	17.9	0.11
Impairment of certain assets (F)	—	2.7	7.1	0.04
Adjusted financial measures (3)	$370.8	$117.3	$84.9	$0.51

GAAP results for the three months ended June 30, 2012 include:

(A)           Facilities Optimization charges: $17.4 million reported in Restructuring, impairment, and (gain) disposition of assets, net. The equipment and facility impairment charges are associated with Hospira’s plans to exit a specialty injectable drug finishing operation.

(B)            Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma Limited (“Mayne Pharma”), Javelin Pharmaceuticals, Inc. (“Javelin Pharma”) and a generic injectable business by Hospira Healthcare India Private Limited (“Hospira India”).

(C)            Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, reduced production volume and extended production downtime related costs, device remediation costs to address identified issues, and costs for deployment to customers.  These charges are directly associated with Hospira’s response to the United States Food and Drug Administration (“FDA”) 2010 warning letter and subsequent Form 483 observations and charges related to Hospira’s comprehensive device product review and certain device related remediation activities.

(D)           Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(E)            Other Restructuring Charges: $12.1 million reported in Restructuring, impairment, and (gain) on disposition of assets, net, and $5.8 million reported in Cost of products sold.  These charges include equipment impairments, inventory charges, and contract termination charges associated with Hospira’s plans to exit a non-strategic product line.

(F)             Impairment of certain assets: $2.7 million reported in Restructuring, impairment, and (gain) on disposition of assets, net and $8.4 million reported in Other expense (income), net.  These charges relate to impairments of an intangible asset and a cost method investment, respectively.

Three months ended June 30, 2011 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$413.4	$190.5	$143.6	$0.85
Specified items:
Amortization of certain intangible assets (A)	20.0	20.0	14.0	0.09
Impairment of certain intangible assets (B)	—	1.5	0.5	—
Adjusted financial measures (3)	$433.4	$212.0	$158.1	$0.94

GAAP results for the three months ended June 30, 2011 include:

(A)           Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.

(B)            Impairment of certain assets reported in Restructuring, impairment and (gain) on disposition of assets, net, resulting from intangible asset impairments of $1.5 million.

(1)             Gross profit is defined as Net sales less Cost of products sold.

(2)             Adjusted Net income is shown net of tax of $40.5 million and $7.0 million for the three months ended June 30, 2012 and 2011, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)             The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on August 1, 2012 for additional information.

Hospira, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(dollars in millions, except for per share amounts)

Six months ended June 30, 2012 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$583.5	$44.5	$37.8	$0.23
Specified items:
Facilities Optimization charges (A)	0.0	17.4	10.7	0.06
Amortization of certain intangible assets (B)	36.5	36.5	25.4	0.15
Certain quality and product related charges (C)	95.3	95.3	59.6	0.36
Capacity expansion related charges (D)	7.2	7.2	4.8	0.03
Other restructuring charges (E)	5.8	17.9	17.9	0.11
Impairment of certain assets (F)	—	2.7	7.1	0.04
Adjusted financial measures (3)	$728.3	$221.5	$163.3	$0.98

GAAP results for the six months ended June 30, 2012 include:

(A)           Facilities Optimization charges: $17.4 million reported in Restructuring, impairment, and (gain) disposition of assets, net. The equipment and facility impairment charges relate to Hospira’s plans to exit a specialty injectable drug finishing operation.

(B)            Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.

(C)            Certain quality and product related charges reported in Cost of products sold primarily include third party oversight and consulting costs, reduced production volume and extended production downtime related costs, device remediation costs to address identified issues, and costs for deployment to customers.  These charges are directly associated with Hospira’s response to the FDA 2010 warning letter and subsequent Form 483 observations and charges related to Hospira’s comprehensive device product review and certain device related remediation activities.

(D)           Capacity expansion related charges reported in Cost of products sold include start-up charges related to manufacturing capacity expansion in India.

(E)            Other Restructuring Charges: $12.1 million reported in Restructuring, impairment, and (gain) on disposition of assets, net, and $5.8 million reported in Cost of products sold.  These charges include equipment impairments, inventory charges, and contract termination charges associated with Hospira’s plans to exit a non-strategic product line.

(F)             Impairment of certain assets: $2.7 million reported in Restructuring, impairment, and (gain) on disposition of assets, net and $8.4 million reported in Other expense (income), net.  These charges relate to impairments of an intangible asset and a cost method investment, respectively.

Six months ended June 30, 2011 Reconciliation of GAAP to Non-GAAP Financial Measures:

	Gross Profit (1)	Income From Operations	Net Income (2)	Diluted EPS
GAAP financial measures	$812.5	$354.3	$293.5	$1.73
Specified items:
Project Fuel and related charges (A)	5.0	9.6	6.3	0.04
Facilities Optimization charges (B)	0.8	1.1	0.7	0.01
Amortization of certain intangible assets (C)	39.4	39.4	27.9	0.16
Impairment of certain intangible assets (D)	—	3.2	1.1	0.01
Other restructuring charges (E)	—	7.8	5.8	0.03
Settlement of IRS tax audit benefit (F)	—	—	(19.7)	(0.12)
Adjusted financial measures (3)	$857.7	$415.4	$315.6	$1.86

GAAP results for the six months ended June 30, 2011 include:

(A)          Project Fuel and related charges: $5.0 million reported in Cost of products sold, $3.4 million reported in Restructuring, impairment and (gain) on disposition of assets, net and $1.2 million reported in Selling, general and administrative. Project Fuel initiatives include costs for process optimization implementation, severance and other employee benefits, exit costs, and other asset charges.

(B)            Facilities Optimization charges: $0.8 million reported in Cost of products sold and $0.3 million reported in Restructuring, impairment and (gain) on disposition of assets, net.  These charges relate to facilities optimization from the closure or departure from certain manufacturing and research and development (“R&D”) facilities and include costs for severance and other employee benefits, accelerated depreciation and relocation of production and R&D operations.

(C)            Amortization of certain intangible assets reported in Cost of products sold resulting from acquisitions including Mayne Pharma, Javelin Pharma and a generic injectable business by Hospira India.

(D)           Impairment of certain assets reported in Restructuring, impairment and (gain) on disposition of assets, net, resulting from intangible asset impairments of $3.2 million.

(E)            Other restructuring charges: $7.8 million reported in Restructuring, impairment and (gain) on disposition of assets, net for distribution contract termination charges related to certain Latin America operations.

(F)             Settlement of IRS tax audit benefit of $19.7 million reported in Income tax expense.  This discrete income tax benefit is related to the completion and effective settlement of U.S. tax return audits.

(1)	Gross profit is defined as Net sales less Cost of products sold.
(2)

Adjusted Net income is shown net of tax of $59.9 million and $19.3 million exclusive of the 2011 tax audit settlement for the six months ended June 30, 2012 and 2011, respectively, based on the statutory tax rates in the various tax jurisdictions in which the items occurred.

(3)

The Non-GAAP financial measures contained in this press release (including adjusted gross profit, adjusted income from operations, adjusted net income and adjusted diluted Earnings Per Share) adjust for certain specified items. All Non-GAAP financial measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with GAAP. Refer to Hospira’s filing on Form 8-K filed on August 1, 2012 for additional information.

Hospira, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(dollars in millions)

	June 30,	December 31,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$720.3	$597.5
Trade receivables, less allowances of $14.3 in 2012 and $15.7 in 2011	630.8	639.9
Inventories	1,012.0	1,027.0
Deferred income taxes	153.9	174.4
Prepaid expenses	79.4	45.9
Other receivables	92.5	86.0
Total Current Assets	2,688.9	2,570.7
Property and equipment, net	1,365.2	1,355.0
Intangible assets, net	313.4	355.8
Goodwill	1,077.3	1,082.9
Deferred income taxes	270.0	232.2
Investments	57.1	48.7
Other assets	142.3	133.8
Total Assets	$5,914.2	$5,779.1
Liabilities and Shareholders’ Equity
Current Liabilities:
Short-term borrowings	$78.4	$36.6
Trade accounts payable	226.6	241.3
Salaries, wages and commissions	139.6	113.0
Other accrued liabilities	493.5	456.9
Total Current Liabilities	938.1	847.8
Long-term debt	1,711.3	1,711.9
Deferred income taxes	2.2	5.7
Post-retirement obligations and other long-term liabilities	286.6	275.7
Commitments and Contingencies
Total Shareholders’ Equity	2,976.0	2,938.0
Total Liabilities and Shareholders’ Equity	$5,914.2	$5,779.1

Hospira, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Six months ended June 30,
	2012	2011

Cash Flow From Operating Activities:
Net income	$37.8	$293.5
Adjustments to reconcile net income to net cash from operating activities-
Depreciation	82.3	81.7
Amortization of intangible assets	41.8	45.1
Stock-based compensation expense	20.1	23.0
Undistributed equity income from affiliates	(20.1)	(28.9)
Deferred income tax and other tax adjustments	(25.3)	(24.6)
Impairment and other asset charges	47.0	8.3
Gains on disposition of assets	(0.9)	—
Changes in assets and liabilities-
Trade receivables	3.0	29.1
Inventories	5.6	(173.6)
Prepaid expenses and other assets	(44.9)	(2.7)
Trade accounts payable	(8.5)	(44.9)
Other liabilities	76.4	43.9
Other, net	1.8	3.1
Net Cash Provided by Operating Activities	216.1	253.0

Cash Flow From Investing Activities:
Capital expenditures (including instruments placed with or leased to customers)	(137.4)	(138.6)
Purchases of intangibles and other investments	(7.8)	(4.2)
Proceeds from disposition of businesses and assets	8.3	13.3
Net Cash Used in Investing Activities	(136.9)	(129.5)

Cash Flow From Financing Activities:
Other borrowings, net	42.3	6.7
Common stock repurchased	—	(200.0)
Excess tax benefit from stock-based compensation arrangements	1.8	6.8
Proceeds from stock options exercised	4.8	44.0
Net Cash Provided by (Used in) Financing Activities	48.9	(142.5)

Effect of exchange rate changes on cash and cash equivalents	(5.3)	16.1

Net change in cash and cash equivalents	122.8	(2.9)
Cash and cash equivalents at beginning of period	597.5	604.3
Cash and cash equivalents at end of period	$720.3	$601.4

Supplemental Cash Flow Information:
Cash paid during the period-
Interest	$51.3	$50.8
Income taxes, net of refunds	$0.7	$31.2

Hospira, Inc.

Net Sales by Product Line

(Unaudited)

(dollars in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)	2012	2011	% Change at Actual Currency Rates	% Change at Constant Currency Rates (1)
Americas—
Specialty Injectable Pharmaceuticals	$491.7	$528.7	(7.0)%	(5.8)%	$949.4	$1,040.0	(8.7)%	(7.9)%
Medication Management	213.4	200.5	6.4%	7.3%	426.6	396.5	7.6%	8.1%
Other Pharma	105.2	113.9	(7.6)%	(7.0)%	204.6	215.5	(5.1)%	(4.7)%
Total Americas	810.3	843.1	(3.9)%	(2.9)%	1,580.6	1,652.0	(4.3)%	(3.6)%

Europe, Middle East & Africa—
Specialty Injectable Pharmaceuticals	82.3	76.1	8.1%	20.3%	158.5	144.6	9.6%	18.2%
Medication Management	30.2	33.9	(10.9)%	(0.8)%	61.0	67.7	(9.9)%	(3.0)%
Other Pharma	22.8	24.6	(7.3)%	(1.8)%	43.7	42.3	3.3%	7.9%
Total Europe, Middle East & Africa	135.3	134.6	0.5%	11.0%	263.2	254.6	3.4%	10.8%

Asia Pacific—
Specialty Injectable Pharmaceuticals	70.2	70.4	(0.3)%	5.2%	122.7	129.2	(5.0)%	(3.3)%
Medication Management	11.5	12.1	(5.0)%	(1.9)%	23.7	22.5	5.3%	5.6%
Other Pharma	6.0	3.9	53.8%	55.6%	9.0	8.1	11.1%	10.6%
Total Asia Pacific	87.7	86.4	1.5%	6.5%	155.4	159.8	(2.8)%	(1.4)%

Net Sales	$1,033.3	$1,064.1	(2.9)%	(0.4)%	$1,999.2	$2,066.4	(3.3)%	(1.7)%

Global—
Specialty Injectable Pharmaceuticals	$644.2	$675.2	(4.6)%	(1.7)%	$1,230.6	$1,313.8	(6.3)%	(4.6)%
Medication Management	255.1	246.5	3.5%	5.7%	511.3	486.7	5.1%	6.4%
Other Pharma	134.0	142.4	(5.9)%	(4.4)%	257.3	265.9	(3.2)%	(2.2)%

Net Sales	$1,033.3	$1,064.1	(2.9)%	(0.4)%	$1,999.2	$2,066.4	(3.3)%	(1.7)%

(1) The Non-GAAP financial measures contained in this press release include comparisons at constant currency rates, which reflect comparative local currency balances at prior period foreign exchange rates.  Hospira calculated these percentages by taking current period reported net sales less the respective prior period reported net sales, divided by the prior period reported net sales, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in net sales assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of our change in net sales without the impact of foreign currency and provides greater transparency into Hospira’s results of operations.  Management uses these measures internally to monitor business unit performance and in evaluating management performance. These measures are intended to supplement the applicable GAAP measures and should not be considered in isolation from or a replacement for, financial measures prepared in accordance with GAAP.